Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Kyle Bland Navigant Investor Relations 312.573.5624 kyle.bland@navigant.com	Belia Ortega Navigant Corporate Communications 312.583.2640 belia.ortega@navigant.com

NAVIGANT REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

CHICAGO, Oct. 26, 2017 – Navigant (NYSE: NCI) today announced financial results for the quarter ended Sept. 30, 2017.

Third quarter 2017 financial summary and highlights:

•	Revenue and revenues before reimbursements (RBR) of $262.3 and $237.5 million, respectively were both comparable to third quarter 2016 and up 2% and 1%, respectively, from second quarter 2017

•	Net income was $11.9 million, or $0.25 per share, compared to $17.2 million, or $0.35 per share, for third quarter 2016 and $8.8 million, or $0.18 per share, in the second quarter 2017

•	Adjusted Earnings per Share (EPS) of $0.30 decreased from $0.37 in third quarter 2016, but improved from $0.24 in the second quarter 2017

•	Repurchased $14.1 million of common stock, significantly higher than the $5.8 million repurchased in the prior year period

•	Management affirms its revised 2017 financial outlook, as previously provided in conjunction with its second quarter 2017 earnings release

“Our third quarter results reflect comparable year-over-year top-line performance and modest sequential improvement,” said Julie Howard, Chairman and CEO of Navigant. “Performance in the quarter was driven by continued growth in our Healthcare segment and positive, sequential momentum from improvements in our Financial Services Advisory and Compliance (FSAC) segment, while tempered by demand-side headwinds in certain other areas of our business. With an expected strong finish from both our Healthcare and FSAC segments, we remain positioned to achieve our full-year 2017 guidance targets.”

Consolidated Results

Navigant reported third quarter 2017 revenue and RBR of $262.3 million and $237.5 million, respectively, both comparable to third quarter 2016. Growth in the Healthcare segment and the benefit of the November 2016 Ecofys acquisition were offset by lower RBR from U.S. Federal Government engagements in the Energy segment, as well as lower revenue in both the FSAC segment and the Disputes, Forensics & Legal Technology segment.

Third quarter 2017 cost of services were higher compared to the third quarter 2016 driven primarily by increased headcount and absorbed costs from the Ecofys acquisition. This drove lower segment operating profit of $78.2 million, compared to $84.0 million in the prior year period. General and administrative expense increased primarily due to higher bad debt expense, including a large, single customer bankruptcy. Excluding bad debt expense, general and administrative expenses were lower in the current year period and represented 16.4% of RBR.

Third quarter 2017 Adjusted EBITDA was $32.9 million, a decrease of 17% from $39.8 million for the same prior year period. Net income for third quarter 2017 was down 30% to $11.9 million driven primarily by the items discussed above. Adjusted EPS was $0.30 for third quarter 2017, compared to $0.37 in third quarter 2016.

Segment Financial Summary

	For the quarter ended September 30,
	2017	2016	Change
RBR ($000)
Healthcare	$95,860	$91,046	5.3%
Energy	29,597	28,436	4.1%
Financial Services Advisory and Compliance	38,016	40,265	-5.6%
Disputes, Forensics & Legal Technology	74,032	77,368	-4.3%

Total Company	$237,505	$237,115	0.2%

Total Revenues ($000)
Healthcare	$104,397	$100,033	4.4%
Energy	35,144	32,076	9.6%
Financial Services Advisory and Compliance	44,584	46,391	-3.9%
Disputes, Forensics & Legal Technology	78,151	82,909	-5.7%

Total Company	$262,276	$261,409	0.3%

Segment Operating Profit ($000)
Healthcare	$29,693	$31,896	-6.9%
Energy	8,077	8,336	-3.1%
Financial Services Advisory and Compliance	15,937	17,682	-9.9%
Disputes, Forensics & Legal Technology	24,499	26,099	-6.1%

Total Company	$78,206	$84,013	-6.9%

Segment Operating Margin (% of RBR)
Healthcare	31.0%	35.0%
Energy	27.3%	29.3%
Financial Services Advisory and Compliance	41.9%	43.9%
Disputes, Forensics & Legal Technology	33.1%	33.7%

Total Company	32.9%	35.4%

Healthcare segment RBR of $95.9 million increased 5% for third quarter 2017 compared to the same prior year period. Segment RBR for the quarter also increased 2% sequentially from second quarter 2017. Growth was supported by improved performance from existing revenue cycle managed services contracts and increased demand from life sciences clients seeking product commercialization solutions. Segment operating profit of $29.7 million declined 7% in third quarter 2017 compared to the same period in 2016, primarily due to increased headcount in revenue cycle managed services, as well as business mix.

Energy segment RBR increased 4% for third quarter 2017 to $29.6 million compared to the third quarter 2016, driven by contributions from the Ecofys acquisition which closed in November 2016. Offsetting the Ecofys impact was continued depressed demand from U.S. Federal Government engagements. Segment operating profit was relatively flat compared to the prior year period.

Financial Services Advisory and Compliance segment RBR for third quarter 2017 was $38.0 million, a 6% decrease compared to very strong third quarter 2016 performance. RBR increased 13% from second quarter 2017 as demand in financial crime-related services drove strong sequential improvement. Segment operating profit of $15.9 million was down 10% in third quarter 2017 compared to the same period in 2016 due to project mix.

Disputes, Forensics & Legal Technology segment RBR for the third quarter 2017 was $74.0 million, a 4% decrease compared to the prior year period. Reduced processing activities in the legal technology solutions business was only partially offset by strong performance in the global construction practice. Segment operating profit was down $1.6 million in third quarter 2017 compared to third quarter 2016, as lower operating cost across the segment only partially offset the decline in revenue.

Cash Flow

Net cash provided by operating activities for third quarter 2017 was $35.2 million compared to $48.0 million for third quarter 2016. Free Cash Flow decreased to $14.2 million for third quarter 2017 compared to $25.5 million for the same period in 2016, primarily driven by lower profitability and higher capital expenditures. Days Sales Outstanding was 94 days as of Sept. 30, 2017, up 13 days compared to Dec. 31, 2016, as elongated collection experience was further impacted by the migration to a new billing platform.

Navigant repurchased 840,735 shares of common stock during the third quarter 2017 at an aggregate cost of $14.1 million and an average price of $16.72 per share. As of Sept. 30, 2017, the company had $78.6 million remaining under its stock repurchase authorization which expires on Dec. 31, 2019.

2017 Outlook

Navigant affirms its revised 2017 financial outlook, which was previously provided in conjunction with second quarter 2017 earnings. Full year 2017 RBR is expected to range between $955 million and $980 million while 2017 total revenue is estimated to be between $1.04 billion and $1.065 billion. Adjusted EBITDA for the full year 2017 is expected to range between $135 and $145 million and adjusted EPS for the full year 2017 is estimated to be between $1.19 and $1.29.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Navigant has provided guidance regarding Adjusted EBITDA and Adjusted Earnings Per Share, both of which exclude the impact of severance expense and other operating costs (benefit). Navigant is not able to accurately forecast the excluded items at the level of precision that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Conference Call Details

Navigant will host a conference call to discuss the company’s third quarter 2017 results at 10 a.m. Eastern Time (9 a.m. Central Time) on Thursday, October 26, 2017. The conference call may be accessed via the Navigant website (investors.navigant.com) or by dialing 888.455.9733 (630.395.0358 for international callers) and referencing pass code “NCI.” An archived version of the webcast will also be available via the Navigant website. A report of financial and related supplemental information is also available via the Navigant website.

Definitions

•	Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per Share Adjusted EBITDA is EBITDA – earnings from continuing operations before interest, taxes, depreciation, and amortization – excluding the impact of severance expense and other operating costs (benefit). Adjusted Net Income and Adjusted Earnings per Share exclude the net income and per share net income impact of severance expense and other operating costs (benefit). Severance expense and other operating costs (benefit) are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these non-GAAP financial measures provide investors with enhanced comparability of the Navigant’s results of operations across periods.

•	Free Cash Flow is calculated as net cash provided by (used in) operations excluding the change in asset, liabilities and allowance for doubtful accounts less cash payment for property, equipment and deferred acquisition liabilities. Free Cash Flow does not represent cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that Free Cash Flow provides investors with an indicator of cash available for on-going business operations and long-term value creation.

About Navigant

Navigant Consulting, Inc. (NYSE: NCI) (“the Company”) is a specialized, global professional services firm that helps clients take control of their future. Navigant’s professionals apply deep industry knowledge, substantive technical expertise, and an enterprising approach to help clients build, manage, and/or protect their business interests. With a focus on markets and clients facing transformational change and significant regulatory or legal pressures, the firm primarily serves clients in the healthcare, energy, and financial services industries. Across a range of advisory, consulting, outsourcing, and technology/analytics services, Navigant’s practitioners bring sharp insight that pinpoints opportunities and delivers powerful results. More information about Navigant can be found at navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “may,” “could,” “intend,” “estimate,” “expect,” “plan,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the execution of the Company’s long-term growth objectives and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; operational risks associated with new or expanded service areas, including business process management services; impairments; changes in accounting standards or tax rates, laws or regulations; management of professional staff, including dependence on key personnel, recruiting, retention, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements and the Company’s ability to attract new business; brand equity; competition; accurate pricing of engagements, particularly fixed fee and multi-year engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; government contracting; professional liability; information security; the adequacy of our business, financial and information systems and technology; maintenance of effective internal controls; potential legislative and regulatory changes; continued and sufficient access to capital; compliance with covenants in our credit agreement; interest rate risk; and market and general economic and political conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at investors.navigant.com. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data(1))

(Unaudited)

	For the quarter ended		For the nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Revenues before reimbursements	$237,505	$237,115	$708,954	$699,075
Reimbursements	24,771	24,294	68,005	69,304

Total revenues	262,276	261,409	776,959	768,379
Cost of services:
Cost of services before reimbursable expenses	161,597	156,061	495,370	467,967
Reimbursable expenses	24,771	24,294	68,005	69,304

Total cost of services	186,368	180,355	563,375	537,271
General and administrative expenses	44,180	42,126	127,390	126,464
Depreciation expense	6,742	7,008	22,041	20,545
Amortization expense	2,175	2,905	6,713	8,717
Other operating costs (benefit):
Contingent acquisition liability adjustments, net	1,014	480	2,213	1,330
Office consolidation, net	—	—	(38)	174
Deferred debt issuance costs write off	—	—	145	—
Other costs	1,620	—	1,620	—

Operating income	20,177	28,535	53,500	73,878
Interest expense	1,367	1,310	3,716	3,999
Interest income	(124)	(35)	(236)	(110)
Other expense (income), net	104	(350)	489	(1,134)

Income before income tax expense	18,830	27,610	49,531	71,123
Income tax expense	6,891	10,435	17,699	26,529

Net income	$11,939	$17,175	$31,832	$44,594

Basic per share data
Net income	$0.26	$0.36	$0.68	$0.94
Shares used in computing basic per share data	46,619	47,369	46,888	47,448

Diluted per share data
Net income	$0.25	$0.35	$0.66	$0.91
Shares used in computing diluted per share data	48,017	48,763	48,561	48,878

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

	September 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,005	$8,291
Accounts receivable, net	295,750	261,755
Prepaid expenses and other current assets	27,335	29,762

Total current assets	332,090	299,808
Non-current assets:
Property and equipment, net	88,139	82,953
Intangible assets, net	22,124	28,727
Goodwill	633,045	625,027
Other assets	23,658	18,282

Total assets	$1,099,056	$1,054,797

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,233	$11,871
Accrued liabilities	14,035	16,144
Accrued compensation-related costs	89,335	106,779
Income tax payable	1,648	1,564
Other current liabilities	29,452	38,616

Total current liabilities	146,703	174,974
Non-current liabilities:
Deferred income tax liabilities	84,389	77,737
Other non-current liabilities	35,834	32,579
Bank debt non-current	176,723	135,030

Total non-current liabilities	296,946	245,346

Total liabilities	443,649	420,320

Stockholders’ equity:
Common stock	58	57
Additional paid-in capital	656,616	644,519
Treasury stock	(209,373)	(181,361)
Retained earnings	227,875	196,468
Accumulated other comprehensive loss	(19,769)	(25,206)

Total stockholders’ equity	655,407	634,477

Total liabilities and stockholders’ equity	$1,099,056	$1,054,797

Selected Data (unaudited)
Days sales outstanding, net (DSO)	94	81

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the quarter ended		For the nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$11,939	$17,175	$31,832	$44,594
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	6,742	7,008	22,041	20,545
Amortization expense	2,175	2,905	6,713	8,717
Share-based compensation expense	3,012	2,921	10,414	9,445
Deferred income taxes	(1,178)	(506)	7,054	625
Allowance for doubtful accounts receivable	5,169	2,459	6,344	7,006
Contingent acquisition liability adjustments, net	1,014	480	2,213	1,330
Other, net	350	344	1,827	1,085
Changes in assets and liabilities (net of acquisitions):
Accounts receivable	(32,923)	(20,152)	(39,933)	(63,917)
Prepaid expenses and other assets	9,323	6,340	(1,035)	5,315
Accounts payable	3,277	(1,519)	906	959
Accrued liabilities	(314)	612	1,069	1,084
Accrued compensation-related costs	23,927	23,084	(17,943)	296
Income taxes payable	1,576	4,881	(33)	16,940
Other liabilities	1,086	1,944	2,050	1,607

Net cash provided by operating activities	35,175	47,976	33,519	55,631

Cash flows from investing activities:
Purchases of property and equipment	(9,840)	(3,425)	(30,729)	(13,464)
Acquisitions of businesses, net of cash acquired	—	(6,000)	—	(7,995)
Other acquisition payments	—	—	—	(5,500)
Payments of acquisition liabilities	—	(667)	—	(1,165)
Other, net	(533)	(332)	(691)	(459)

Net cash used in investing activities	(10,373)	(10,424)	(31,420)	(28,583)

Cash flows from financing activities:
Issuances of common stock	568	727	3,211	3,568
Repurchases of common stock	(14,058)	(5,778)	(28,012)	(18,801)
Payments of contingent acquisition liabilities	—	(779)	(10,330)	(828)
Repayments to banks	(102,695)	(99,481)	(349,164)	(308,726)
Borrowings from banks	93,867	71,608	388,458	298,847
Payments of debt issuance costs	(91)	—	(1,292)	—
Other, net	(60)	(72)	(4,887)	(2,802)

Net cash used in financing activities	(22,469)	(33,775)	(2,016)	(28,742)

Effect of exchange rate changes on cash and cash equivalents	116	(43)	631	(157)

Net increase (decrease) in cash and cash equivalents	2,449	3,734	714	(1,851)
Cash and cash equivalents at beginning of the period	6,556	3,310	8,291	8,895

Cash and cash equivalents at end of the period	$9,005	$7,044	$9,005	$7,044

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data and percentages)

(Unaudited)

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Below are the reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. Management uses these non-GAAP financial measures in addition to GAAP financial measures to assess the Company’s operations and financial results and believes they are useful indicators of operating performance and the Company’s ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that these non-GAAP financial measures may not be comparable to similarly-titled measures of other companies.

EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share (2)	For the quarter ended			For the nine months ended
	September 30,			September 30,
	2017	2016		2017	2016
Severance expense	$1,156	$879		$7,327	$2,876
Income tax benefit (3)	(449)	(288)		(2,835)	(1,028)

Tax-effected impact of severance expense	$707	$591		$4,492	$1,848

Other operating costs - contingent acquisition liability adjustment, net	$1,014	$480		$2,213	$1,330
Income tax benefit (3)	(407)	(193)		(888)	(534)

Tax-effected impact of other operating costs - contingent acquisition liability adjustment, net	$607	$287		$1,325	$796

Other operating cost (benefit) - office consolidation, net	$—	$—		$(38)	$174
Income tax (benefit) expense (3)	—	—		15	(70)

Tax-effected impact of other operating cost (benefit) - office consolidation, net	$—	$—		$(23)	$104

Other operating costs - deferred debt issuance costs write off	$—	$—		$145	$—
Income tax benefit (3)	—	—		(58)	—

Tax-effected impact of other operating costs - deferred debt issuance costs write off	$—	$—		$87	$—

Other operating costs - other costs	$1,620	$—		$1,620	$—
Income tax benefit (3)	(650)	—		(650)	—

Tax-effected impact of Other operating costs - other costs	$970	$—		$970	$—

EBITDA reconciliation:
Net Income	$11,939	$17,175		$31,832	$44,594
Interest expense	1,367	1,310		3,716	3,999
Interest income	(124)	(35)		(236)	(110)
Other expense (income), net	104	(350)		489	(1,134)
Income tax expense	6,891	10,435		17,699	26,529
Depreciation expense	6,742	7,008		22,041	20,545
Accelerated depreciation - office consolidation (included in other operating costs - office consolidation, net)	—	—		—	33
Amortization expense	2,175	2,905		6,713	8,717

EBITDA	$29,094	$38,448		$82,254	$103,173
Severance expense	1,156	879		7,327	2,876
Other operating costs - contingent acquisition liability adjustment, net	1,014	480		2,213	1,330
Other operating cost (benefit) - office consolidation, net	—	—		(38)	141
Other operating costs - deferred debt issuance costs write off	—	—		145	—
Other operating costs - other costs	1,620	—		1,620	—

Adjusted EBITDA	$32,884	$39,807		$93,521	$107,520

Net income	$11,939	$17,175		$31,832	$44,594
Tax-effected impact of severance expense	707	591		4,492	1,848
Tax-effected impact of other operating costs - contingent acquisition liability adjustment, net	607	287		1,325	796
Tax-effected impact of other operating cost (benefit) - office consolidation, net	—	—		(23)	104
Tax-effected impact of other operating costs - deferred debt issuance costs write off	—	—		87	—
Tax-effected impact of Other operating costs - other costs	970	—		970	—

Adjusted net income	$14,223	$18,053		$38,683	$47,342

Shares used in computing adjusted per diluted share data	48,017	48,763		48,561	48,878
Adjusted earnings per share	$0.30	$0.37		$0.80	$0.97

	For the quarter ended			For the nine months ended
Free Cash Flow (4)	September 30,			September 30,
	2017	2016		2017	2016
Net cash provided by operating activities	$35,175	$47,976		$33,519	$55,631
Changes in assets and liabilities	(5,952)	(15,190)		54,919	37,716
Allowance for doubtful accounts receivable	(5,169)	(2,459)		(6,344)	(7,006)
Purchases of property and equipment	(9,840)	(3,425)		(30,729)	(13,464)
Payments of acquisition liabilities	—	(667)		—	(1,165)
Payments of contingent acquisition liabilities	—	(779)		(10,330)	(828)

Free Cash Flow	$14,214	$25,456		$41,035	$70,884

Leverage Ratio (5)	At September 30,
	2017	2016
Adjusted EBITDA for prior twelve-month period	$128,291	$138,371
Bank debt	$176,723	$161,208
Leverage ratio	1.38	1.17

	For the quarter ended			For the nine months ended
Organic Growth (6)	September 30,			September 30,
	2017	2016	Growth	2017	2016	Growth
Revenues before reimbursements	$237,505	$237,115	0.2%	$708,954	$699,075	1.4%
Pro forma acquisition adjustment	—	5,015		—	16,130
Currency impact	488	—		3,869	—

Organic RBR	$237,993	$242,130	-1.7%	$712,823	$715,205	-0.3%

Footnotes

(1)	Per share data may not sum due to rounding.
(2)	EBITDA is earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs (benefit). Adjusted net income and adjusted earnings per share exclude net income and per share net income impact of severance expense and other operating costs (benefit). Severance expense and other operating costs (benefit) are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these measures provide investors with enhanced comparability of the Company’s results of operations across periods.
(3)	Effective income tax expense (benefit) has been determined based on specific tax jurisdiction.
(4)	Free cash flow is calculated as net cash provided from operations excluding changes in assets and liabilities and allowance for doubtful accounts receivable less cash payments for property and equipment and deferred acquisition related payments. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that it provides investors with an indicator of cash flows available for on-going business operations and long term value creation.
(5)	Leverage ratio is calculated as bank debt at the end of the period divided by adjusted EBITDA for the prior twelve-month period. Management believes that leverage ratio provides investors with an indicator of the cash flows available to repay the Company’s debt obligations.
(6)	Organic growth represents revenues before reimbursements adjusted to include the impact of our acquisitions as if we owned them from the beginning of each comparable period and adjusted to exclude the impact of foreign currency exchange rate fluctuations. Management believes that organic growth reflects the growth of our existing business and is, therefore, useful in analyzing the Company’s financial condition and results of operations.